Declaration of Trust
Mosaic Equity Trust

Article I.           Name and Definitions                       1

1. Name.............................           1

2. Definitions
                  (a)  1940 Act....................            1.
                  (b)  Commission...................           I.
                  (c)  Affiliated Person, Assignment,
                          Interested Person,
                          Principal Underwriter,
                       Majority   Shareholder    Vote............	1
                  (d)  Trust.....................................	2
                  (e)  Accumulated Net Income...................	2
                  (f)  Trustees..................................	2
                  (g)  Shares....................................	2
                  (h)  Shareholder...............................	2
                  (i)  Business Day..............................	2

Article II    Purpose of Trust...................................	2

Article III   Beneficial Interest................................	2

     1.   Shares  of   Beneficial   Interest                      2
     2.   Ownership of Shares...........................
     3.   Investment in the Trust.......................	3
     4.   No Pre-emptive Rights.........................	3
     5.   Provisions  Relating   to   Series
             of Shares.....................................	4

Article IV    The Trustees.......................................	5

         1.   Management of the Trust.......................	5
         2.   Election of Trustees..........................	5
         3.   Term of Office of Trustees....................	5
         4.   Termination Services and
               Appointment of Trustees.......................	5
         5.   Temporary  Absence   of   Trustees............	6
         6.   Number of Trustees...........................	6
         7.   Effect  of   Death,   Resignation,
                  Etc., of a Trustee............................	6
         8.   Ownership of the Trust........................	6
Article V   Powers of the Trustees..............................	6

         1.   Powers........................................	6
         2.   Principal Transactions........................	9
         3.   Trustees and Officers as Share-

Article VI      Trustees'  Expenses   and   Compensation..   10

	1.  Trustee Reimbursement..........	10
	2.  Trustee Compensation...........	11

Article VII	Investment Adviser, Administrative
	Services, Principal Underwriter and
	Transfer   Agent...................	11

1.	Investment Adviser..............        11
2.	Administrative Services.........        12
3.	Principal Underwriter...........        12
4.	Transfer Agent..................         12
5.	Provisions and Amendments.......         12

Article VIII  Shareholders'  Voting   Powers   and
Meetings............................         13

1.	Voting Powers...................         13
2.	Meetings........................         13
3.	Quorum and Required Vote........         13
4.	Proxies.........................         14
5.	Additional Provisions...........         14

Article IX            Custodians..........................     14

1.	Appointment of Custodian
and Duties...................... 14
2.	Central Certificate System......         15
3.	Special Custodians..............         15
4.	Special Depositaries............         15

Article X             Distributions and Redemptions.......     16

1.	Distributions...................         16)
2.	Redemptions and Repurchases..... 16
3.	Determination of Accumulated Net Income....................... 17
4.	Net Asset Value of Shares.......         17
5.	Suspension of the Right of Redemption......................         18
	6.  Trust's Right to Redeem Shares	19

Article XI	Limitation of Liability and
	Indemnification.....................	19

1.	Limitation of Personal Liability
and Indemnification of Share-
holders.........................         19
2.	Limitation of Personal Liability
of Trustees, Officers, Employees
or Agents of the Trust..........         20
3.	Express Exculpatory Clauses and Instruments...............20

4.  Mandatory Indemnification.......        20

Article XII         Miscellaneous.......................       21

1.	Trust is not a Partnership......        21
2.	Trustee's Good Faith Action,
Expert Advice, No Bond or
Surety..........................        21
3.	Establishment of Record Dates...        22
4.	Termination of Trust............        22
5.	offices of the Trust, Filing of Copies, References, Headings...23
6.	Applicable Law..................        23
7.	Amendments......................        23
8.	Conflicts with Law or
Regulations.....................        24
9.	Use of Name.....................        24

GIT EQUITY TRUST


DECLARATION OF TRUST


This DECLARATION OF TRUST is made November 18, 1982, by A. Bruce
Cleveland, Michael D. Goth, Robert W. Dudley, Thomas S. Kleppe, and Gerald W. Nensel, as Trustees.

WHEREAS the Trustees desire to establish a trust fund for the investment and reinvestment of funds contributed thereto;

NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust IN TRUST as herein set forth below.


ARTICLE I

NAME AND DEFINITIONS


Section 1. Name. This Trust shall be known as "GIT Equity Trust." Should the Trustees determine that the use of such name is not advisable or otherwise cease using such name, then they may hold the property of the Trust and conduct its business under another name of their choosing, and shall undertake to change the name of the Trust accordingly.

Section 2. Definitions. Wherever used herein, unless otherwise required by the context or specifically provided:

I

(a)	The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time;

(b ) The "Commission" refers to the Commission described in the 1940 Act and to any succeeding governmental authority;

(c ) The terms "affiliated person," "assignment," "interested person," and "principal underwriter" shall have the meanings given them in the 1940 Act. A "Majority Shareholder Vote" shall have the same meaning as "the vote of a majority of the outstanding voting securities," as used in the 1940 Act, and shall apply to either the 50% or 67% requirement described therein, Whichever may be applicable;

(d)	 The "Trust" refers to GIT Equity Trust;

(e)	 "Accumulated Net Income" means the accumulated
net income of the Trust determined in the manner provided or authorized in Article X, Section 3;

(f ) The "Trustees" refers to the individual trustees in their capacity as trustees of the Trust hereunder and their successor or successors for the time in office as such Trustees;

(g)	"Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of shares as well as whole Shares;

(h)	"Shareholder" means a record owner of Shares of the Trust; and

(i)	A "business day" means a day when the New York Stock Exchange   is
open for trading and the Trustees have not determined that the Trust shall be closed for business in observance of a holiday observed generally by banks in New York City, Washington, D. C. , or the State of Virginia, or by the offices of the Federal Government in Washington, D.C.



ARTICLE II

PURPOSE OF TRUST


The purpose of this Trust is to provide investors a continuous source of managed investments primarily in securities.



ARTICLE III

BENEFICIAL INTEREST


Section I       Shares of Beneficial Interest.          The beneficial
interest in the Trust shall at all times be divided into transferable Shares, without par value, each of which shall represent an equal proportionate interest in the Trust with each other Share outstanding, none having priority or preference over another, except to the extent modified by the Trustees under the provisions of this section. The number of Shares which may be issued is unlimited. The Trustees may from time to time divide or combine the outstanding Shares into a greater or lesser number without thereby changing the proportionate
beneficial interest in the Trust.   Contributions to the Trust may be
accepted for, and Shares shall be redeemed as, whole Shares and/or
fractions.    Shares may be represented by certificates or by suitable
entries in the books of the Trust.

From time to time as they deem appropriate, the Trustees may create additional Classes and/or Series of Shares in addition to the single Series and Class of Shares created under this instrument, which shall be deemed the original Series of Shares and may be designated by any other
name the Trustees determine.      References in this Declaration of
Trust to Shares shall apply to each such Series of Shares and (to the extent not inconsistent with the rights and restrictions of a Class) to each Class of Shares.

Any additional Series of Shares created hereunder shall represent the beneficial interest in the assets (and related liabilities) allocated by the Trustees to such Series of Shares and acquired by the Trust only after creation of the respective Series of Shares and only on the
account of such Series.      Upon creation of each Series of Shares, the
Trustees may designate it appropriately and determine the investment policies with respect to the assets allocated to such Series of Shares, redemption rights, dividend policies, conversion rights, liquidation rights, voting rights, and such other rights and restrictions as the Trustees deem appropriate, to the extent not inconsistent with the provisions of this Declaration of Trust.

The Trustees may divide any Series (including the original Series) into
more than one Class of Shares.        Upon any creation of an additional
Class of Shares, the Trustees may designate it appropriately and determine its rights and restrictions (including redemption rights, dividend rights, conversion rights, liquidation rights, voting rights, and such other rights and restrictions as the Trustees deem appropriate).

Section 2.    Ownership of Shares.     The ownership of Shares shall be
recorded in the books of the Trust or a transfer agent. The Trustees may make such rules as they consider appropriate for the transfer of shares and similar matters. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each.

Section 3.    Investment in the Trust.        The Trustees may accept
investments in the Trust from such persons and on such terms as they may from time to time authorize and may cease offering Shares to the public
at any time.    After the date of the initial contribution of capital to
the Trust, the number of Shares determined by the Trustees to represent the initial contribution shall be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust. Subsequent to such initial contribution of capital, Shares (including Shares which may have been redeemed or repurchased by the Trust) may be issued or sold at a price which will net the Trust, before paying any taxes in connection with such issue or sale, not less than the net asset value (as defined in Article X, Section 4) thereof; provided, however, that the Trustees may in their discretion impose a sales charge upon investments in the Trust.


Section 4.    No Pre-emptive Rights.       Shareholders shall have no
pre-emptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.


Section 5.     Provisions Relating to Series of Shares.
Whenever no Shares of a Series are outstanding, then the Trustees may abolish such Series (or any Class of Shares of a Series for which there
are no outstanding Shares).      Whenever more than one Series or Class
of Shares is outstanding, then the following provisions shall apply:

(a)	 Assets Belonging to Each Series.  All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, and proceeds thereof, and any funds derived from any reinvestment of such proceeds, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of the Trust. In the event there are assets, income, earnings, and proceeds thereof which are not readily identifiable as belonging to a particular Series, then the Trustees shall allocate such items to the various Series then existing, in such manner and on such basis as they, in their sole discretion, deem
fair and equitable.            The amount of each such item allocated to
a particular Series by the Trustees shall then belong to that Series, and each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b)	 Liabilities Belonging to Each Series.  The assets belonging to each particular series shall be charged with the liabilities, expenses, costs and reserves of the Trust attributable to that Series; and any general liabilities, expenses, costs and reserves of the Trust which are not readily identifiable as attributable to a particular Series shall be allocated by the Trustees to the various Series then existing, in such manner and on such basis as they, in their sole discretion, deem fair
and equitable.     Each such allocation shall be conclusive and binding
upon the Shareholders of all Series for all purposes.

(c)	Series Shares, Dividends, and Liquidation.                   Each
Share of a Class within a Series shall have the same rights and pro-rata beneficial interest in the assets and earnings of the Series as any other Share of the same Class, but the rights and interests of the Classes within a Series may differ as the Trustees provide. Any dividends paid on the Shares within a Series shall only be payable from and to the extent of the assets (net of liabilities) belonging to that
Series.        In the event of liquidation of a Series, only the assets
(less provision for liabilities) of that Series shall be distributed to holders of the Shares of that Series.

(d)	Voting by Series.        Except as provided in this section or as
limited by the rights of any Class, each Share of the Trust may vote with and in the same manner as any other Share on matters submitted to a vote of the Shareholders, without differentiation among votes from the separate Series and/or Classes; provided, however, that (i) as to any matter with respect to which a separate vote of any Series or Class is required by the 1940 Act or would be required under Massachusetts Business Corporation Law if the Trust were a Massachusetts business corporation, such requirements as to the separate vote by the Series or Class shall apply in lieu of the voting described immediately above;
(ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more Series or Classes, then, subject to (iii) below, the Shares of all other Series and Classes shall vote without differentiation among their votes; and (iii) as to any matter which does not affect the interest of a particular Series or Class, only the holders of Shares of the one or more affected Series or Classes shall be entitled to vote.



ARTICLE IV

THE TRUSTEES


Section 1.    Management of the Trust.       The business and affairs of
the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility. The Trustees first named above (or their successors appointed hereunder) shall serve until the election of Trustees at the first meeting of Shareholders of the Trust.

Section 2. Election of Trustees. During the year following the end of the Trust's first fiscal year subsequent to its initial public offering of Shares, the Shareholders shall elect, at a meeting called by the initial Trustees of the Trust, the Trustees who will serve for such regular terms as may be provided in the By-Laws of the Trust.
The Shareholders of the Trust shall thereafter elect, at Shareholder meetings called for the purpose in the manner provided herein, Trustees to succeed those Trustees whose terms expired since the last such meeting. If re-elected, a Trustee may succeed himself.

Section 3. Term of Office of Trustees. The Trustees shall hold office during the lifetime of this Trust, and until the expiration of the term of office for which each was elected; except (a) that any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon
such later date as is specified therein;    (b)  that any Trustee may be
removed at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any special meeting of Shareholders of the Trust by a vote of two-thirds of the outstanding Shares.


Section 4. Termination of Services and Appointment of Trustees. In case of the death, resignation, retirement, removal or mental or physical incapacity of any of the Trustees, or in case a vacancy shall by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing for the remaining term of the predecessor Trustee such other person as they in their discretion
shall see fit.      Such appointment shall be effected by the signing of
a written instrument by the majority of the Trustees in office. Within three months of such appointment, the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded on the books of the Trust. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective only at or after the effective date of said retirement, resignation or increase in the number of Trustees. As soon as any Trustee so appointed shall have accepted this Trust, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. Any appointment authorized by this Section 4 is subject to the provisions of Section 16 (a) of the 1940 Act.


Section 5.  Temporary Absence of Trustees.        Any Trustee may, by
power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two of the Trustees personally exercise their power hereunder except as herein otherwise expressly provided.


Section 6.  Number of Trustees.       The number of Trustees serving
hereunder at any time shall be determined by the Trustees themselves, but shall not be less than three (3) nor more than fifteen (15).

Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled or while any Trustee is absent from the Commonwealth of Massachusetts or, if not a domiciliary of Massachusetts, is absent from his state of domicile, or is physically or mentally incapacitated, the other Trustees shall have all the powers hereunder and the certificates signed by a majority of the other Trustees of such vacancy, absence or incapacity, shall be conclusive, provided, however, that no vacancy which reduces the number of Trustees below three (3) shall remain unfilled for a period longer than six calendar months.


Section 7.  Effect of Death, Resignation, Etc., of a  Trustee.
The death, resignation, retirement, removal, or mental or physical incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 8. ownership of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or by any successor Trustee. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.


ARTICLE V

POWERS OF THE TRUSTEES


Section    1.  Powers.  The  Trustees  in  all  instances  shall  act as principals , and are and shall be free from the control of the
Shareholders.     The Trustees shall have full power and authority to do
any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in
connection with the management of the Trust.      The Trustees shall not
be bound or limited by present or future laws or customs in regard to investment by trustees or fiduciaries, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Without limiting the foregoing, the Trustees shall have the following specific powers and authority, subject to any applicable limitation in the Declaration of Trust or in the By-Laws of the Trust:

(a ) To buy, and invest funds of the Trust in, securities including, but not limited to, common stocks, preferred stocks, bonds, debentures, warrants and rights to purchase securities, certificates of beneficial interest, money market instruments, notes or other evidences of indebtedness issued by corporations, trusts, associations, or banking institutions, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State of the United States, or by any political subdivision or agency or instrumentality of any State or foreign country, or in "when-issued" or "delayed-delivery" contracts for any such securities, or in any repurchase agreement (agreements under which the seller agrees at the time of sale to repurchase the security at an agreed time and price); or retain Trust assets in cash, and from time to time change the investments constituting the assets of the Trust;

(b) To adopt By-Laws not inconsistent with the Declaration of Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

(c) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

(d)	To appoint or otherwise engage one or more banks or trust
companies or member firms of any national securities exchange registered under the Securities Exchange Act of 1934 as custodian of any assets of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(e)	To appoint or otherwise engage custodial agents, transfer agents, dividend distributing agents, Shareholder servicing agents, investment advisers, sub-investment advisers, principal underwriters, administrative service agents, and such other agents as the Trustees may from time to time appoint or otherwise engage;

(f)	To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself or both;

(g)	To set record dates in the manner hereinafter provided for;


(h)	 To delegate such authority as they consider Desirable to a
committee or committees composed of Trustees, including without limitation, an Executive Committee, or to any officers of the Trust and to any agent, custodian or underwriter;

(i ) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XII, Section 4 (b) hereof;

(j ) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such powers and discretion with relation to securities or property as the Trustees shall deem proper;

(k)	To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(1 ) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies;

(m)	To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

(n)	 To engage in and to prosecute, compound, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, demands, and things relating to the Trust; and out of the assets of the Trust to pay, or to satisfy, any debts, claims or expenses incurred in connection therewith, including those of litigation, upon any evidence that the Trustees may deem sufficient
(such powers shall include without limitation any actions, suits, proceedings, disputes, claims, demands and things relating to the Trust wherein any of the Trustees may be named individually and the subject matter of which arises by reason of business for or on behalf of the Trust);

(o) To make distribution of income and of capital gains to Shareholders in the manner hereinafter provided for;

(p)	To borrow money and enter into reverse repurchase agreements
(agreements in which the Trust sells assets concurrently with agreeing to repurchase such assets at a later date at a specific price) for the purposes of the Trust, if in the opinion of the Trustees such transactions may be advantageously made to increase the earning power of the Trust, but only up to twenty-five percent of the gross assets of the Trust taken at market value as determined by the Trustees at the time the transactions are entered into. The Trustees may also borrow if such borrowings are made temporarily for extraordinary or emergency purposes or to permit redemptions of Shares without selling portfolio securities, but only to an amount that the aggregate of all borrowings and reverse Repurchase agreements of the Trust shall not exceed one-third of the gross assets of the Trust taken at market value as determined by the Trustees at the time the transactions are entered into. Any borrowings hereunder may be made with or without collateral security and the Trustees may, in their discretion, pledge, mortgage, charge or hypothecate or otherwise encumber the gross assets of the Trust as security for any loans or reverse repurchase agreements, subject to the limitations provided herein;

(q)	 To lend portfolio securities of the Trust, provided that such loans are made according to the guidelines of the Commission and pursuant to policies established by the Trustees and provided that such loans are fully secured by the maintenance of collateral satisfactory to the Trustees at all times at least equal to the market value of the securities loaned;

(r)	 To invest in securities having legal or contractual restrictions on their resale or for which no readily available market exists;

(s)	From time to time to issue and sell the Shares of the Trust either for cash or for property whenever and in such amounts as the Trustees may deem desirable, but subject to the limitations set forth in Section
3 of Article III;

(t ) To purchase insurance of any kind, including, without limitation, insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a Trustee, Director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such;

(u)	 To purchase, hold or sell commodities or contracts for the
purchase or sale of commodities, including contracts for the purchase or sale of financial assets or contracts denominated in terms of a financial index, which are traded on a commodities exchange or otherwise; and

(v)	To use any of the assets of the Trust to finance activities
primarily intended to result in the sale or distribution of its Shares.


No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

Section 2. Principal Transactions.       The Trustees shall not on
behalf of the Trust buy any securities (other than Shares of the Trust) from or sell any securities (other than Shares of the Trust) to, or lend any assets of the Trust to, any Trustee or officer or employee of the Trust or any firm of which such Trustee or officer is a member acting as principal unless permitted by the 1940 Act, but the Trust may employ any such other party or any such person or firm or company in which any such person is an interested person in any capacity not prohibited by the 1940 Act.

Section 3. Trustees and Officers as Shareholders. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued or sold Shares of the Trust to and buy such Shares from any such person or any firm or company in which he is an interested person subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.

Section 4.	Parties to' Contracts.  The Trustees may enter into
any contract of	the character described in Section 1, 2, 3, or 4 of
Article VII or in	Article IX hereof or any other capacity not prohibited
by the 1940 Act	with any corporation, firm, trust, or association,
although one or more of the Shareholders, Trustees, officers, employees or agents of the Trust or their affiliates may be an officer, director, trustee, shareholder or interested person of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or
indirectly therefrom, in the absence of actual fraud.        The same
person (including a firm, corporation, trust or association) may be the other party to contracts entered into pursuant to Sections 1, 2, 3, and 4 of Article VII or Article IX or in any other capacity deemed legal under the 1940 Act, and any individual person may be financially interested or otherwise an interested person of persons who are parties to any or all of the contracts mentioned in this Section 4.


ARTICLE VI

TRUSTEES' EXPENSES AND COMPENSATION


Section 1.     Trustee Reimbursement.         The Trustees shall be
reimbursed from the Trust estate for all of their expenses and disbursements not otherwise reimbursed, including, without limitation, expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services, administrative services and principal underwriting services provided for in Article VII, Sections 1, 2 and 3; fees and expenses for preparing and printing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940 and any amendments thereto; expenses of registering and qualifying the Trust and its shares under Federal and state laws and regulations; expenses of preparing, printing and distributing prospectuses and any amendments thereof sent to Shareholders, underwriters, broker-dealers and to investors who may be considering the purchase of shares; expenses of registering, licensing or other authorization of the Trust as a broker-dealer and of its officers as agents and salesmen under Federal and state laws and regulations; interest expenses, taxes, fees and commissions of every kind; expenses of issue (including cost of share certificates), repurchase and redemption of shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents and registrars; printing and mailing costs; auditing, accounting and legal expenses; reports to Shareholders and governmental officers and commissions; expenses of meetings of Shareholders and proxy solicitations therefor; insurance expenses; association membership dues; expenses incurred in connection with the financing of activities intended primarily to result in the sale or distribution of the Trust's shares; and such nonrecurring items as may arise, including all losses and liabilities by them incurred in administering the Trust, including expenses incurred in connection with litigation, proceedings and claims and the obligations of the Trust under Article XI hereof to indemnify its Trustees, officers, employees, Shareholders and agents; and for the payment of such expenses, disbursements, losses and liabilities, the Trustees shall have a lien on the Trust estate prior to any rights or
interests of the Shareholders thereto.    This section shall not
preclude the Trust from directly paying any of the aforementioned fees and expenses.

Section 2.     Trustee Compensation.          The Trustees shall be
entitled to compensation from the Trust f6-r their respective services as Trustees, to be determined from time to time by vote of the Trustees, and the Trustees shall also determine the compensation of all officers, consultants and agents whom they may elect or appoint. The Trust may pay any Trustee or any corporation, firm, trust or association of which a Trustee is an interested person for services rendered to the Trust in any capacity not prohibited by the 1940 Act, and such payments shall not be deemed compensation for services as a Trustee under the first sentence of this Section 2 of Article VI.


ARTICLE VII

INVESTMENT ADVISER, ADMINISTRATIVE SERVICES,
PRINCIPAL UNDERWRITER AND TRANSFER AGENT


Section 1 .      Investment Adviser.         Subject to a Majority
Shareholder Vote as required by Section 15 of the 1940 Act, the Trustees may in their discretion from time to time enter into an investment advisory contract whereby the other party to such contract shall undertake to furnish the Trustees investment advisory services upon such terms and conditions and for such compensation as the Trustees may in
their discretion determine.        Subject to a Majority Shareholder
Vote, the investment adviser may enter into a sub-investment advisory contract to receive investment advice, statistical and factual information from the sub-investment adviser upon such terms and conditions and for such compensation as the Trustees may in their discretion agree to.


Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser or sub-investment adviser or any person furnishing administrative personnel and services as set forth in Article VII, Section 2 (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any officer or Trustee to effect such purchases, sales, or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees).
Any such purchases, sales and exchanges shall be deemed to have been authorized by the Trustees. The Trustees may also authorize the investment adviser to determine what firms shall be employed to effect transactions in securities for the account of the Trust and to determine what firms shall participate in any such transactions or shall share in commissions or fees charged in connection with such transactions.


Section 2.    Administrative Services.      The Trustees may in their
discretion from time to time contract for administrative personnel and services whereby the other party shall agree to provide the Trustees administrative personnel and services to operate the Trust on a daily basis, on such terms and conditions as the Trustees may in their
discretion determine.       Such services may be provided by one or more
entities.

Section 3.    Principal Underwriter.        The Trustees may in their
discretion from time to time enter into an exclusive or non-exclusive contract or contracts providing for the sale of the Shares of the Trust to net the Trust not less than the amount provided in Article III,
Section 3 hereof, whereby the Trust may either agree to sell its Shares to the other party to the contract or appoint such other party its sales
agent for such Shares.    In either case, the contract shall be on such
terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VII; and such contract may also provide for the repurchase or sale of Shares of the Trust by such other party as principal or as agent of the Trust and may provide that the other party may maintain a market for Shares of the Trust.

Section 4.      Transfer Agent.         The Trustees may in their
discretion from time to t@6-e-FE-@-into transfer agency and shareholder services contracts whereby the other party shall undertake to furnish the Trustees transfer agency and shareholder services. The contracts shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this
Declaration of Trust or of the By-Laws.     Such services may be
provided by one or more entities.


Section 5.    Provisions and Amendments.          Any contract entered
into pursuant to Sections 1 or 3 of this Article VII shall be consistent with and subject to the requirements of Section 15 of the 1940 Act (including any amendments thereof or other applicable Acts of Congress hereafter enacted) with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract, or renewal thereof.


ARTICLE  VIII

SHAREHOLDERS' VOTING POWERS AND MEETINGS


Section 1. Voting Powers.  The Shareholders shall have power to vote:
(i) for the election of Trustees as provided in Article IV, Section 2;
(ii) for the removal of Trustees as provided in Article IV, Section 3(d); (iii) with respect to any investment adviser or sub-investment adviser as provided in Article VII, Section 1; (iv) with respect to the amendment of this Declaration of Trust as provided in Article XII,
Section 7; (v) to the same extent as the Shareholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; and (vi) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, or the By-Laws of the Trust or any regulation of the Trust by the Commission or any State, or as the
Trustees may consider desirable.      Each whole Share shall be entitled
to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. If the Trust issues more than one Series or Class of Shares, the Shareholders of each Series and Class shall vote separately to the extent provided in
Article III, Section 5; in the election of Trustees all Shareholders shall vote without differentiation among votes from the separate Series and Classes of Shares. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders.

Section 2.     Meetings.       Shareholder meetings shall be held as
specified in Section 2 of Article IV and in the By-Laws at the principal office of the Trust or at such other place as the Trustees may designate. Special meetings of the Shareholders may be called by the Trustees or by officers of the Trust given such authority in the By-Laws, and shall be called by the Trustees at a place designated by them upon the written request of Shareholders owning at least one-tenth of
the outstanding Shares entitled to vote.        Shareholders shall be
entitled to at least fifteen days' notice of any meeting.


Section 3.      Quorum and Required Vote.          Except as otherwise
provided by law, to constitute a quorum for the transaction of any business at any meeting of Shareholders there must be present, in person or by proxy, holders of one-fourth of the total number of Shares of the
Trust then outstanding and entitled to vote at such meeting.       If a
quorum, as above defined, shall not be present for the purpose of any vote that may properly come before the meeting, the Shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the Shares present entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting, until a quorum, as above defined , entitled to vote on such matter shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.
Subject to any applicable requirement of law or of this Declaration of Trust or the By-Laws, a plurality of the votes cast shall elect a Trustee and all other matters shall be decided by a majority of the votes cast entitled to vote thereon.


Section 4. Proxies. Any vote by a Shareholder of the Trust may be made in person or by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Trustees or
their designate prior to the time the vote is taken.          Pursuant
to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust. Only Shareholders of record shall be entitled to vote. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden or proving invalidity shall rest on the challenger.


Section 5. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.


ARTICLE IX

CUSTODIANS


Section 1.  Appointment of Custodian and Duties.        The Trustees
shall appoint or otherwise engage a bank or trust company having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least two million dollars ($2,000,000) as its Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust:

(1)	To receive and hold securities owned by the Trust and deliver the same upon written order;

(2)	To receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustee may direct;

(3)	 To disburse such funds upon orders or vouchers;

(4)	To keep the books and accounts of the Trust and furnish clerical and accounting services; and

(5 )  To compute , if authorized to do so by the Trustees, the
Accumulated Net Income of the Trust and the net asset value of the Shares in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the
Custodian.    If so directed by a Majority Shareholder Vote, the
Custodian shall deliver and pay over the property of the Trust held by it as specified in such vote.

The Trustees may also authorize the Custodian to employ one or ore sub-custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions, as may be agreed upon between the Custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the States thereof and having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least two million dollars ($2,000,000) or a member firm of a national securities exchange registered under the Securities Exchange Act of 1934.

Section 2.     Central Certificate System.  Subject  to   such   rules,
regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission or otherwise in accordance with the 1940 Act as from time to time amended, pursuant to which system all securities of any particular class s or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Custodian at the direction of the Trustees.

Section 3.    Special Custodians.  The  Trustees   may   appoint   or
otherwise engage any institution which would be permitted to act as a sub-custodian hereunder to act as a Special Custodian of the Trust. Any Special Custodian shall have custody only of securities owned by the Trust and shall not hold any of its cash. Special Custodians shall be appointed pursuant to a written agreement approved and thereafter at least annually ratified by the Trustees, and any such written agreement shall also require that the Special Custodian shall deliver to the Custodian its receipt, evidencing that it holds the specific securities in question on behalf of the Trust in its safekeeping, before any
payment can be made for such securities by the Trust.      Special
Custodians shall be used by the Trust only for purposes of safekeeping specialized kinds of securities for periods of limited duration in cases where, in the opinion of the Trustees, officers of the Trust, its investment adviser or other authorized agent, such safekeeping services would be more appropriate or convenient to the Trust than the safekeeping of such securities with the Custodian.

Section 4.	Special Depositories.         The Trustees may by resolution
appoint as Special Depositories any commercial banks insured by the
Federal Deposit  Insurance Corporation having aggregate capital, surplus and undivided profits (as shown in their respective last published
reports) of at least	two million dollars ($2,000,000).  The Trust may
maintain with a Special	Depository only demand deposit accounts and shall
not permit the aggregate balances in such accounts to exceed the amount of any fidelity bond covering any officer of the -.rust authorized by the Trustees to have signature authority over such demand deposit accounts.



ARTICLE X

DISTRIBUTIONS AND REDEMPTIONS


Section 1. Distributions.

(a)	 The Trustees may from time to time declare and pay dividends, and the amount of such dividends and the payment of them shall be wholly in the discretion of the Trustees.

(b)	The Trustees may, on each day Accumulated Net Income of the Trust
(as defined in Section 3 of this Article X) is determined, declare such Accumulated Net Income as a dividend to Shareholders of record at such time as the Trustees shall designate, payable in additional full and
fractional Shares or in cash.       The Trustees may, if they deem it
advisable, declare a negative dividend on any day when the Accumulated Net Income of the Trust is negative and deduct such amount from the previously accumulated dividends of each Shareholder or from such Shareholder's interest in the Trust.

(c)	The Trustees may distribute in respect of any fiscal year as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the Trust as a regulated investment company to avoid any liability for federal income taxes in respect of that year.

(d)	The decision of the Trustees as to what, in accordance with good accounting practice, is income and what is principal shall be final, and except as specifically provided herein the decision of the Trustees as to what expenses and charges of the Trust shall be charged against principal and what against the income shall be final. In the event more than one Series or Class of Shares is outstanding, the Trustees shall separately allocate income and expense to each such Series and Class as they, in their discretion, deem fair and equitable, and their decisions as to such allocations shall be conclusive and binding upon all Shareholders. Any income not distributed in any year may be invested from time to time in the same manner as the principal funds of the Trust.

(e)	The Trustees shall have power, to the fullest extent permitted by the laws of Massachusetts, at any time, or from time to time, to declare and cause to be paid dividends, which dividends, at the election of the Trustees, may be accrued, automatically reinvested in additional Shares (or fractions thereof) of the Trust or paid 'in cash or in additional Shares, all upon such terms and conditions as the Trustees may prescribe.

(f)	 Anything in this instrument to the contrary notwithstanding, the
Trustees may at any time declare and distribute a dividend consisting of shares of the Trust.

Section 2.  Redemptions and Repurchases.

(a)	In case any Shareholder of record of the Trust at any time
desires or authorizes the disposition of Shares recorded in his name, he or his authorized agent may deposit a written request (or such other form of request as the Trustees may from time to time authorize) requesting that the Trust purchase his Shares, together with such other instruments or authorizations to effect the transfer as the Trustees may from time to time require, at the principal office of the Trust, or at the office of the Custodian if authorized by the Trustees, and the Trust shall purchase his said Shares, but only at the net asset value of such Shares (as defined in Section 4 of this Article X) determined by or on behalf of the Trustees next after said request is received in the form and manner prescribed by the Trustees. Payment for such Shares shall be made by the Trust to the Shareholder of record under procedures determined from time to time by the Trustees.


(b)	The Trust may purchase Shares of the Trust by agreement with the owner thereof (1) at a price not exceeding the net asset value per share determined next after the purchase or contract of purchase is made or
(2) at a price not exceeding the net asset value per Share determined at some later time.

(c)	Shares purchased by the Trust either pursuant to paragraph
(a)	or paragraph (b) of this Section 2 shall be deemed treasury Shares and may be resold by the Trust, unless the Trustees determine to extinguish such shares.

(d)	If the Trustees determine that economic conditions would make it seriously detrimental to the best interests of the remaining Shareholders of the Trust to make payment wholly or partly in cash, the Trust may pay the redemption price in whole or in part by a distribution in kind of securities and other assets from the portfolio or portfolios of the Trust, in lieu of cash, in conformity with applicable rules of the Securities and Exchange Commission, taking such securities and other assets at the same value employed in determining net asset value, and selecting the securities in such manner as the Trustees may deem fair and equitable.

Section 3.     Determination of Accumulated Net Income.             The
Accumulated Net Income of the Trust shall be determined by or on behalf of the Trustees daily or more frequently at the discretion of the Trustees, on each business day at such time as the Trustees shall in their discretion determine. Such determination shall be made in accordance with generally accepted accounting principles and practices and the accounting policies established by the Trustees, and may include realized and/or unrealized gains from the sale or other disposition of
securities or other property of the Trust.     The power and duty to
determine Accumulated Net Income may be delegated by the Trustees from time to time to one or more of the Trustees or officers of the Trust, to the other party to any contract entered into pursuant to Section 1 or 2 of Article VII, or to the Custodian or to a transfer agent.


Section 4.    Net Asset Value of Shares.      The net asset value of
each Share of the Trust outstanding shall be determined at least once on each business day by or on behalf of the Trustees. The power and duty to determine net asset value may be delegated by the Trustees from time to time to one or more of the Trustees or officers of the Trust, to the other party to any contract entered into pursuant to Section 1 or 2 of Article ,I, or to the Custodian or to a transfer agent.


The net asset value of each Share of the Trust as of any particular time shall be the quotient (adjusted to the number of significant digits determined by the Trustees) obtained by dividing the value, as of such time, of the net assets of the respective portfolio of the Trust ( i e . , the value of the assets of the Trust , less its liabilities exclusive of capital and surplus, applicable to such Shares) by the total number of such Shares outstanding (exclusive of treasury Shares) at such time in accordance with the requirements of the 1940 Act and applicable provisions of the By-Laws of the Trust in conformity with generally accepted accounting practices and principles.

The Trustees may declare a suspension of the determination of net asset value for the whole or any part of any period (a) during which the New York Stock Exchange 'is closed other than customary weekend and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable, or it is not reasonably practicable for the -Trust fairly to determine the value of its net assets, or (d) during such other periods as the Commission may by order permit for the protection of security holders of the Trust; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions
prescribed in (b) or (c) exist.    Such suspension shall take effect at
such times as the Trustees shall specify but not later than the close of business on a business day next following the declaration, and thereafter there shall be no determination of net asset value until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (b) or (c) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Trustees shall be conclusive).

Section 5. Suspension of the Right of Redemption.  The    Trustees may
declare a suspension of the right of redemption or postpone the date of payment for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or (iv) during any other period when the Commission may by order permit for the protection of security holders of the Trust suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (ii) or (iii) exist. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Trustees shall be conclusive).


Section 6.   Trust's Right to Redeem Shares.         The Trust shall
have the right to cause the redemption of Shares in any Shareholder's account for their then current net asset value (which will be promptly paid to the Shareholder in cash) if at any time the total investment in the Shareholder's account with the Trust does not have a minimum dollar value determined from time to time by the Trustees in their sole
discretion.   Shares of the Trust are also redeemable at the option of
the Trust if, in the opinion of the Trustees, ownership of Trust Shares has or may become concentrated to an extent which would cause the Trust to be a personal holding company within the meaning of the federal Internal Revenue Code (and thereby disqualified under Sub-chapter M of said Code); in such circumstances the Trust may compel the redemption of Shares, reject any order for the purchase of Shares or refuse to give effect to the transfer of Shares.

ARTICLE XI

LIMITATION OF LIABILITY AND INDEMNIFICATION


Section 1. Limitation of Personal Liability and Indemnification of Shareholders. The Trustees, officers, employees or agents of the Trust shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever, other than such as the Shareholder may at any time agree to pay by way of subscription to any Shares or otherwise.

No Shareholder or former Shareholder of the Trust shall be liable solely by reason of his being or having been a Shareholder for any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind, against, or with respect to the Trust arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor ' and resort shall be had solely to the Trust property for the payment or performance thereof.

Each Shareholder or former Shareholder of the Trust (or their heirs, executors, administrators or other legal representatives or, in case of a corporate entity, its corporate or general successor) shall be entitled to indemnity and reimbursement out of the Trust property to the full extent of such liability and the costs of any litigation or other proceedings in which such liability shall have been determined, including, without limitation, the fees and disbursements of counsel if, contrary to the provisions hereof, such Shareholder or former Shareholder of the Trust shall be held to personal liability.

The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

Section 2. Limitation of Personal Liability of Trustees, Officers, Employees or Agents of the Trust. No Trustee, officer, employee )r agent of the Trust shall have the power to bind any other Trustee, officer, employee or agent of the Trust personally. The Trustees, officers, employees or agents of the Trust incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust are, and each shall be deemed to be, acting as Trustee, officer, employee or agent of the Trust and not in his own individual capacity.

Provided they have acted under the belief that their actions are in the best interest of the Trust, the Trustees and officers shall not be responsible for or liable in any event for neglect or wrongdoing by them or any officer, agent, employee, investment adviser or principal underwriter of the Trust or of any entity providing administrative services for the Trust, but nothing herein contained shall protect any Trustee or officer against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 3. Express Exculpatory Clauses and Instruments.            The
Trustees shall Use every reasonable means to assure that all persons having dealings with the Trust shall be informed that the property of the Shareholders and the Trustees, officers, employees and agents of the Trust shall not be subject to claims against or obligations of the Trust to any extent whatsoever. The Trustees shall cause to be inserted in any written agreement, undertaking or obligation made or issued on behalf of the Trust (including certificates for Shares of the Trust) an appropriate reference to this Declaration, providing that neither the Shareholders, the Trustees, the officers, the employees nor any agent of the Trust shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust property for the payment of any claim thereunder or for the performance thereof; but the omission of such provisions from any such instrument shall not render any Shareholder, Trustee, officer, employee or agent liable, nor shall any Trustee, or any officer, agent or employee of the Trust be liable to
anyone for such omission.             If, notwithstanding this
provision, any Shareholder, Trustee, officer, employee or agent shall be held liable to any other person by reason of the omission of such provision from any such agreement, undertaking or obligation, the Shareholder, Trustee, officer, employee or agent shall be entitled to indemnity and reimbursement out of the Trust property, as provided in this Article XI.

Section 4. Mandatory Indemnification.

(a)	Subject only to the provisions hereof , every person who is or has been a Trustee, officer, employee or agent of the Trust and every person who serves at the Trust's request as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him in connection with any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind in which he becomes involved as a party or otherwise or is threatened by virtue of his being or having been a Trustee, officer, employee or agent of the Trust or of another corporation, partnership, joint venture, trust or other enterprise at the request of the Trust, and against amounts paid or incurred by him in the compromise or settlement thereof.

(b)	The words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative, legislative, investigative or other, including appeals), actual or threatened, and the words "liabilities" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(c)	No indemnification shall be provided hereunder against any
liabilities to the Trust or its Shareholders adjudicated to have been incurred by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of a person's office.

(d)	The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee, officer, employee or agent may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, that no person may satisfy any right of indemnity or reimbursement granted herein except out of the property of the Trust, and no other person shall be personally liable to provide indemnity or reimbursement hereunder (except an insurer or surety or person otherwise bound by contract).

(e ) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 4 may be paid by the Trust prior to final disposition thereof upon receipt of a written undertaking by or on behalf of the Trustee, officer, employee or agent to reimburse to the Trust if it is ultimately determined under this Section 4 that he is not entitled to indemnification.


ARTICLE XII

MISCELLANEOUS


Section 1.    Trust is not a Partnership.      It is hereby expressly
declared that a trust and not a partnership is created hereby.

Section 2.    Trustees' Good Faith Action, Expert Advice, No Bond or
Surety.    The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of
Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 3.    Establishment of Record Dates.         The Trustees may
close the Share transfer books of the Trust for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend or the making of any distribution to Shareholders, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the Share transfer books as aforesaid, the Trustees may f ix in advance a date, not exceeding sixty
(60) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend or the making of any distribution to Shareholders, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, or the last day on which the consent or dissent of Shareholders may be effectively expressed for any purpose, as a record date for the determination of the Shareholders entitled to notice of, and, to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, or to exercise the right to give such consent or dissent, and in such case such Shareholder and only such Shareholder as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such date fixed as aforesaid.

Section 4. Termination of Trust.

(a)	This Trust shall continue without limitation of time but subject to the provisions of paragraphs (b) , (c) and (d) of this Section 4.

(b)	The Trustees, with the approval of a Majority Shareholder Vote, may by unanimous action, merge, consolidate, or sell and convey the assets of the Trust including its good will to another trust or corporation organized under the laws of any state of the United States, which is a diversified open-end management investment company as defined in the 1940 Act, for an adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust and which may include shares of beneficial interest or stock of such trust or corporation. Upon making provision for the payment of all such liabilities, by such assumption or otherwise, the Trustees shall distribute the net proceeds of the transaction ratably among the holders of the Shares of the Trust then outstanding.

(c)	Subject to a Majority Shareholder Vote, the Trustees may at any
time sell and convert into money all the assets of the Trust. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust, the Trustees shall distribute the remaining assets of the Trust ratably among the holders of the outstanding Shares.

(d)	Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in paragraphs (b) and (c), the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

Section 5.    offices of the Trust, Filing of Copies, References,
Headings.     The Trust shall maintain, a usual place of business in
Massachusetts, which, initially, shall be one Post office Square, Boston, Massachusetts, and shall continue to maintain an office at such address unless changed by the Trustees, or by their representative, to
another location in Massachusetts.     The Trust may maintain other
offices as the Trustees may from time to time determine. The original or a copy of this instrument and of each declaration of trust supplemental hereto shall be kept at the office of the Trust where it
may be inspected by any Shareholder.     A copy of this instrument and
of each supplemental declaration of trust shall be filed by the Trustees with the Massachusetts Secretary of State and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such supplemental declaration of trust has been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an office of the Trust to be a copy of this instrument or of any such supplemental declaration of trust. In this instrument or in any such supplemental declaration of trust, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument,
rather than the headings, shall control.    This instrument may be
executed in any number of counterparts each of which shall be deemed an original.

Section 6.     Applicable Law.        The Trust set forth in this
instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Section 7. Amendments. Prior to the initial issuance of Shares pursuant to the second sentence of Section 3 of Article III, a majority of the Trustees then in office may amend or otherwise supplement this instrument by making a Declaration of Trust supplemental hereto, which thereafter shall form a part hereof. Subsequent to such initial issuance of Shares, if authorized by a majority of the Trustees then in office and by a Majority Shareholder Vote, or by any larger vote which may be required by applicable law or this Declaration of Trust in any particular case, the Trustees shall amend or otherwise supplement this instrument, by making a declaration of trust supplemental hereto, which
thereafter shall form a part hereof.     Any such supplemental
declaration of trust shall be signed by at least a majority of the Trustees then in office. Copies of the supplemental declaration of trust shall be filed as specified in Section 5 of this Article XII.

Section 8.  Conflicts with Law or Regulations-

(a)	The provisions of this Declaration of Trust are severable, and if the Trustees determine, with the advice of counsel, that any such provision is in unresolvable conflict with the 1940 Act, with the provisions of the Internal Revenue Code relating to the tax exemption or other matters concerning regulated investment companies, or with other applicable laws or regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions hereof nor render invalid or improper any action taken or omitted prior to such determination.

(b)	If any provision of this Declaration of Trust shall be held
invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not attach to such provision in any other jurisdiction or any other provision hereof in any jurisdiction.

Section 9. Use of Name. The Trustees of the Trust acknowledge that, in consideration of its assumption of certain expenses of formation of the Trust, Bankers Finance Investment Management Corp. has reserved for itself the rights to the name "GIT Equity Trust' (or any similar name), that the Trust's rights to use the "GIT" portion of its name are non-exclusive, and that use by the Trust of such name shall continue only with the continuing consent of Bankers Finance Investment Management Corp., which consent may be withdrawn at any time, effective immediately or at a specified time, upon written notice thereof to the Trust.


IN WITNESS WHEREOF, the undersigned have executed this instrument on this date first written above.


(signature)
A. Bruce Cleveland





(signature)
Michael D. Goth


(signature).
Robert W. Dudley


(signature)
Thomas S. Kleppe




(signature)
Gerald W. Nensel

GIT EQUITY TRUST



SUPPLEMENTAL DECLARATION OF TRUST

Amendment No. 1 to Declaration of Trust



This SUPPLEMENTAL DECLARATION OF TRUST is made 1983, by A. Bruce
Cleveland, Michael D. Goth, Robert W. Dudley, Thomas S. Kleppe, and Gerald W. Nensel, as Trustees.

WHEREAS the Trustees desire to amend the Declaration of Trust of GIT Equity Trust as provided below;

WHEREAS the Shareholders of record of all outstanding Shares of the Trust have consented to such amendment;

NOW, THEREFORE, the Trustees declare that the Article IV, Section 3, of the Declaration of Trust of GIT Equity Trust shall be amended and restated as herein set forth below.


ARTICLE IV

THE TRUSTEES

Section 3. Term of Office of Trustees. The Trustees shall hold off ice during the lifetime of this Trust and until any expiration of the term
of office for which each was elected; except that:   (a) a Trustee may
resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) a Trustee may be removed at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) a Trustee who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Trustees, specifying the date of and reason for his retirement; and (d) a Trustee may be removed either by filing with the Trust's Custodian written declarations by two-thirds of the outstanding Shares after solicitation of such declarations by a Shareholder in the same manner as proxies are solicited, or by a vote of two-thirds of the outstanding Shares cast in person or by proxy at a special meeting of Shareholders called for the purpose.

The Trustees shall promptly call a meeting of Shareholders for the purpose of voting on the removal of a Trustee, if requested to do so in writing by the record holders of at least 10% of the Trust's outstanding Shares. Ten or more persons who have been Shareholders for at least six months and who hold Shares with an aggregate net asset value of at least $25,000 or, if less, with a net asset value of 1% of the Trust's aggregate net assets, may apply to the Trustees in writing for the purpose of communicating with other Shareholders to solicit their signatures requesting such a Shareholder meeting to remove a Trustee; provided, that a copy of the proposed form of communication to Shareholders and accompanying signature request is submitted by such Shareholders with such application to the Trustees. Within five (5) business days of the receipt of such an application the Trustees shall either: (a) provide the applicants access to a list of the names and addresses of all Shareholders as shown on the books of the Trust, or (b) inform the applicants as to the approximate number of Shareholders of record and the approximate cost of mailing to them the proposed form of communication and signature request. If the Trustees act pursuant to the course described in clause (b) immediately above, the applicants may thereafter request in writing that the Trustees mail the proposed communication and signature request to Shareholders, provided such request is accompanied by delivery to the Trustees of all materials to be so mailed and payment to the Trust of the amount reasonably estimated by the Trustees as the cost of the mailing.

Upon receipt of any such request, delivery and payment, the Trustees shall either mail such materials with reasonable promptness to all Shareholders of record at their addresses as shown on the books of the Trust or within five (5) business days thereafter mail to the applicants and file with the Commission copies of the tendered materials and a written statement, signed by at least a majority of the Trustees, to the effect that in the opinion of such Trustees such materials contain untrue statements of fact, omit to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, together with a statement by such Trustees of the basis of their opinion as stated therein and any other related information
they deem appropriate.    If, subsequent to the submission of such
statement and full consideration thereof by the Commission, the Commission declines to issue an order sustaining the Trustee's objections or otherwise preventing mailing of the tendered materials, then the Trustees shall mail such materials to Shareholders as aforesaid.


IN WITNESS WHEREOF, the undersigned have executed this instrument on this date first written above.


(signature)
A. Bruce Cleveland

(signature)
Michael D. Goth

(signature)
Robert W. Dudley


(signature)
Thomas S. Kleppe

(signature)
Gerald W.  Nensel

Supplemental Declaration of Trust of
GIT Equity Trust

WHEREAS, Section 1 of the Declaration of Trust states the name of the Trust and provides that the Trustees may hold the property of the Trust and conduct its business under another name of their choosing; and

WHEREAS, effective May 12, 1997, the Trustees have chosen to hold the property of the Trust and conduct its business under the name Mosaic Equity Trust:

NOW THEREFORE, the first sentence of Section 1 of the Declaration of Trust shall be and hereby is revised to read as follows:

       This Trust shall be known as "Mosaic Equity Trust."

In Witness Whereof, the undersigned have executed this instrument effective as of the date first written above.

(Signature)
Frank Burgess

(signature)
James Imhoff

(signature)
Thomas Kleppe

(signature)
Lorence Wheeler